UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 5, 2006

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

          Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	Entry Into a Material Definitive Agreement

On October 5, 2006, the Company entered into an Employment Agreement with Nigel P. Osborne, whereby Mr. Osborne was formally appointed as Executive Vice President. Under the terms of the employment agreement, Mr. Osborne shall receive an annual salary of $175,000, plus paid health insurance for his family, four weeks of paid vacation, reimbursement of moving expenses, a signing bonus consisting of 400,000 shares of common stock, and stock options when the Company creates new stock option plan(s). A copy of the employment agreement is attached hereto as Exhibit 99.1.

ITEM 5.02(b)	Departure of a Principal Officer

On October 5, 2006, Marc J. LeVine resigned as Chief Operating Officer and Executive Vice President.

ITEM 5.02(c)	Appointment of Principal Officer

On October 5, 2006, the Company formally appointed Nigel P. Osborne as Executive Vice President, entering into an employment agreement described in Item 1.01 and set forth as Exhibit 99.1 attached hereo. Mr. Osborne is a 30-year travel industry veteran, most recently with Auto Europe, where he ran the Package division. He started his career in 1975 with Trafalgar Tours in the USA and became Sr. VP Sales and Marketing. In 1994, Mr. Osborne joined Globetrotters (Caribbean) as Sr. VP Sales and Marketing. Three months later, his former employer bought Insight Vacations, an escorted European operator, where he was appointed President (January 1995). Mr. Osborne’s annual compensation is $175,000, and the Company will provide health insurance coverage for his family and paid vacation benefits. Mr. Osborne will receive a signing bonus of 400,000 shares of common stock as a result of the execution of the formal employment agreement.

ITEM 8.01	Other Events

On October 5, 2006, the Company entered into three agreements with Buccaneer Exploration, Inc. under which the Company transferred all of its right, title and interest in its license agreement with the Parker Hannifin Corporation and the patent underlying the license agreement, and under which Buccaneer Exploration, Inc. accepted the debt and financial responsibility of the Company associated with the license agreement and underlying patent.

With one Assignment and Assumption Agreement, the Company sold, assigned and transferred to Buccaneers Exploration, Inc. all of the Company’s right, title and interest in the Exclusive Worldwide License Agreement dated the 1st day of May, 2003 (the “License Agreement”), and Buccaneer Exploration agreed to assume Dynamic’s obligations under the License Agreement, including repayment of any amounts the Company expended in association with the License Agreement. See Exhibit 99.3.

With a second Assignment and Assumption Agreement, the Company sold, assigned and transferred to Buccaneer Exploration, Inc. all of the Company’s right, title and interest in the TRDA Funding Agreement dated November 20, 2002 (the “Funding Agreement”) with the Technology Research Development Authority of the State of Florida (“TRDA”), and Buccaneer Exploration agreed to assume all of the Company’s obligations under the Funding Agreement, including payment of the Company’s TRDA Debt. See Exhibit 99.4.

With a third Assignment and Assumption Agreement, the Company sold, assigned and transferred to Buccaneer Exploration, Inc. all of the Company’s right, title and interest in the Exclusive Patent and Know-How License Agreement dated January 12, 2006, by and between DynEco Corporation (n/k/a Dynamic) and Dr. Thomas C. Edwards (the “Edwards Patent Agreement”), and Buccaneer Exploration agreed to assume all of the Company’s obligations under the Edwards Patent Agreement. See Exhibit 99.5.

ITEM 9.01(d)	Exhibits

Exhibit 99.1	Employment Agreement between the Company and Nigel Osborne dated October 5, 2006

Exhibit 99.2	Assignment and Assumption Agreement dated October 5, 2006 regarding License Agreement

Exhibit 99.3	Assignment and Assumption Agreement dated October 5, 2006 regarding TRDA Funding Agreement

Exhibit 99.4	Assignment and Assumption Agreement dated October 5, 2006 regarding Edwards Patent Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: October 10, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President